Exhibit 99.2

        Notice of Guaranteed Delivery

To Tender for Exchange
7.50% Senior Guaranteed Exchange Notes Due 2015
For Old
7.50% Senior Guaranteed Notes Due 2015
Regulation S Notes (CUSIP P35054BD9 and ISIN USP35054BD99)
144A Notes (CUSIP 25030WAA8 and ISIN US 25030WAA80)
Of
Desarrolladora Homex, S.A. de C.V.

          THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2005 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY DESARROLLADORA HOMEX, S.A. de C.V. IN ITS SOLE DISCRETION

The Exchange Agent for the Exchange Offer is:

The Bank of New York

Registered Mail or Overnight Carrier:	Facsimile Transmission:	By Hand Delivery:
The Bank of New York Corporate Trust Operations Reorganization Section 101 Barclay Street, 7 East New York, New York 10286 Attention: Kin Lau	(for eligible institutions only) (212) 298-1915 Confirm by Telephone: (212) 815-3750	The Bank of New York Corporate Trust Operations Reorganization Section 101 Barclay Street, 7 East New York, New York 10286 Attention: Kin Lau

        For any questions regarding this notice of guaranteed delivery or for any additional information, you may contact the exchange agent by telephone at (212) 815-3750, or by facsimile at (212) 298-1915.

        Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of this notice of guaranteed delivery via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

        Registered holders of outstanding 7.50% Senior Guaranteed Notes due 2015 (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of 7.50% Senior Guaranteed Exchange Notes due 2015 (the "New Notes") may use this Notice of Guaranteed Delivery or one substantially equivalent hereto to tender Old Notes pursuant to the Exchange Offer (as defined below) if: (1) their Old Notes are not immediately available or (2) they cannot deliver their Old Notes (or a confirmation of book-entry transfer of Old Notes into the account of the Exchange Agent at The Depository Trust Company), the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date or (3) they cannot complete the procedure for book-entry transfer on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent. See "The Exchange Offer-Procedures for Tendering" in the prospectus dated                        , 2005 (the "Prospectus"), which together with the related Letter of Transmittal constitutes the "Exchange Offer" of Desarrolladora Homex, S.A. de C.V.

Ladies and Gentlemen:

        The undersigned hereby tenders the principal amount of Old Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s)or Authorized Signatory:

Name(s) of Registered Holder(s):

Principal Amount of Notes Tendered*:

Certificate No.(s) of Notes (if available):

* Must be in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof

Date:
Address:

Area Code and Telephone No.:

If Notes will be delivered by book-entry transfer, provide information below:
Name of Tendering
Institution:
Depositary
Account No. with DTC:
Transaction Code Number:

  This notice of guaranteed delivery must be signed by the registered holder(s) exactly as their name(s) appear(s) on certificate(s) for notes or on a security position listing as the owner of notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

  Please print name(s) and address(es)

Name(s):

Capacity:
Address(es):

2

        DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT'S MESSAGE.

THE GUARANTEE BELOW MUST BE COMPLETED

  GUARANTEE

  (Not To Be Used for Signature Guarantee)

          The undersigned, an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under "The Exchange Offer—Guaranteed Delivery Procedures"), and that the exchange agent will receive (a) such notes, or a book-entry confirmation of the transfer of such notes into the exchange agent's account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent's message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

          The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent's message, and notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:
Authorized Signature:
Title:
Address:

(Zip Code)
Area Code and Telephone Number:
Dated:

3